POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, Encompass Funds, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints JEFFREY R. PROVENCE and MALCOLM H. GISSEN his attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this  25th day of September, 2012.

                                                                                                 /s/John F. Hamilton
                                                                                                 John F. Hamilton Trustee

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF SAN FRANSISCO	)

     Before me, a Notary Public, in and for said county and state, personally appeared John F. Hamilton, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this  25th  day of September, 2012.

                                    ADAM G. KEIM                                   /s/Adam G. Keim
                                    Commission # 1948180                        Notary Public
                                    Notary Public - California
                                    San Francisco County
                                    My Comm. Expires Aug 14, 2015          My commission expires: 8/14/15